UNITED STATES

                    SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C.  20549


                                FORM 8-K

                             CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF
                  THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported):      July 27, 2006
                                                 -------------------------


                              HASBRO, INC.
                          --------------------
         (Exact name of registrant as specified in its charter)



 RHODE ISLAND                    1-6682                    05-0155090
--------------                ------------             -------------------
  (State of                   (Commission                 (IRS Employer
Incorporation)                File Number)             Identification No.)



1027 NEWPORT AVE., PAWTUCKET, RHODE ISLAND                   02862
------------------------------------------             -------------------
 (Address of Principal Executive Offices)                  (Zip Code)


                             (401) 431-8697
                     -------------------------------
           (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

     The Compensation and Stock Option Committee (the "Committee") of the Board of Directors (the "Board") of Hasbro, Inc. (the "Company") made, and the Board approved, effective on July 27, 2006, annual equity grants to the Company's executive officers and certain other employees of the Company.

     These equity grants were all made under the Company's 2003 Stock Incentive Performance Plan, as amended (the "Plan"), which has been filed as an exhibit to the Company's periodic reports with the Securities and Exchange Commission (the "SEC"). The July 27, 2006 equity awards consisted of two forms of award. Each executive officer and employee of the Company who was selected to receive equity grants received two awards, one in each form.

     The first form of award consisted of non-qualified stock options (the "Options") similar to the options the Company has granted in recent years. These Options have an exercise price equal to the fair market value (as computed under the Plan) of the Company's common stock, par value $.50 per share (the "Common Stock") on the date of grant. The Options vest in three equal cumulative installments on the first three anniversaries of the date of grant and expire seven years from the date of grant. The Company has previously filed the form of fair market value non-qualified stock option agreement under the Plan with the SEC. The Options granted on July 27, 2006 to the Company's executive officers covered the following numbers of shares of Common Stock:
Alfred J. Verrecchia, 453,515 shares; Brian Goldner, 181,406 shares; David D.R. Hargreaves, 85,034 shares; Frank P. Bifulco, Jr., 80,782 shares; Simon Gardner, 85,791 shares; Barry Nagler, 80,782 shares; Deborah Thomas Slater, 27,211 shares; and Martin Trueb, 18,201 shares.

     The other form of equity award made on July 27, 2006 consisted of contingent stock performance awards (the "Stock Performance Awards"). These awards provide the recipients with the ability to earn shares of the Company's Common Stock based on the Company's achievement of stated cumulative diluted earnings per share ("EPS") and cumulative net revenue ("Revenues") targets over a ten quarter period beginning July 3, 2006 and ending December 28, 2008 (the "Performance Period"). Each Stock Performance Award has a target number of shares of Common Stock associated with such award which may be earned by the recipient if the Company achieves the stated EPS and Revenues targets set for the Performance Period. A table in Section 4 of the applicable award agreements designates what percentage of the target number of shares may be earned by the recipient for various levels of achievement of the designated EPS and Revenues targets. A copy of the form of Stock Performance Award agreement used for these award grants is filed as Exhibit 10 to this Current Report on Form 8-K and the terms of the agreement are incorporated herein by reference. The Stock Performance Awards granted on July 27, 2006 to the Company's executive officers have the following target numbers of shares of Common Stock associated with 100% achievement of the stated EPS and Revenues targets: Alfred
J. Verrecchia, 110,436 shares; Brian Goldner, 44,175 shares; David D.R. Hargreaves, 20,707 shares; Frank P. Bifulco, Jr., 19,671 shares; Simon Gardner, 20,891 shares; Barry Nagler, 19,671 shares; Deborah Thomas Slater, 6,626 shares; and Martin Trueb, 4,432 shares.


 Item 7.01  Regulation FD Disclosure

     On July 27, 2006 the Company issued a press release announcing that the Company's Board had authorized, at its July 27, 2006 meeting, the repurchase of up to an additional $350 million of the Company's Common Stock. The press release is furnished as an exhibit to this Current Report on Form 8-K and is incorporated herein.

     The Company's Board of Directors had previously authorized the repurchase of up to $350 million of the Company's Common Stock in May of 2005. In July 2006 the Company completed repurchasing the remaining shares available under the May 2005 repurchase authorization.

Item 9.01  Financial Statements and Exhibits

     (c)   Exhibits

     10 Form of Contingent Stock Performance Award under the Hasbro, Inc. 2003 Stock Incentive Performance Plan.

     99    Press Release, dated July 27, 2006, of Hasbro, Inc.

                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             HASBRO, INC.
                                             ------------
                                             (Registrant)


Date: July 28, 2006                  By:  /s/ David D. R. Hargreaves
                                              --------------------------
                                              David D. R. Hargreaves

                                              Senior Vice President and
                                              Chief Financial Officer
                                              (Duly Authorized Officer and
                                              Principal Financial Officer)

                                 Hasbro, Inc.
                          Current Report on Form 8-K
                             Dated July 28, 2006


                                Exhibit Index


Exhibit
No.

10 Form of Contingent Stock Performance Award under the Hasbro, Inc. 2003 Stock Incentive Performance Plan.

99   Press Release, Dated July 27, 2006, of Hasbro, Inc.